SUB-ITEM 77D Massachusetts Investors Trust Fund, revised its investment objective to seek long-term growth of capital with a secondary objective to seek reasonable current income, as described in the prospectus contained in Post-Effective Amendment No. 79 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on March 1, 2001. Such description is incorporated herein by reference.